Exhibit 10(q)
SUPPLEMENTAL RETIREMENT AGREEMENT
FOR JAMES F. KIDD
     THIS AGREEMENT, made and entered into this 15th day of June, 1999, by and between LORAIN NATIONAL BANK (hereinafter referred to as the “Bank”), a national banking association organized and existing under the laws of the United States, whose principal place of business is Lorain, Ohio, and JAMES F. KIDD (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive has rendered valuable services to the Bank for many years and it is the desire of the Bank to provide him with certain Supplemental Retirement Benefits in addition to the retirement benefits provided to him under the Lorain National Bank Retirement Pension Plan; and
     WHEREAS, the Executive has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to the
Bank; and
     WHEREAS, the Bank desires to retain the services of the Executive, and realizes that if the Executive were to leave the Bank it could suffer a substantial financial loss; and
     WHEREAS, the Executive is willing to continue in the employ of the Bank if the Bank will agree to pay certain benefits in accordance with the provisions and conditions hereinafter set forth; and
     WHEREAS, Bank and Executive entered into a Supplemental Retirement Agreement dated July 30, 1996, and amended March 3, 1999; and
     WHEREAS, The Board of Directors of Bank has authorized the Bank to enter into a new and restated Supplemental Retirement Agreement with Executive.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, this Agreement is to be effective as of June 1, 1999, and the parties agree as follows:
1. Employment of the Executive
     The Executive shall continue to perform duties for the Bank in such senior executive capacity as its Board of Directors may designate from time to time. The Executive’s employment shall continue until terminated pursuant to Employment Agreement entered into between Bank and Executive, dated September 11, 1995. The Executive shall devote his best efforts to the performance of his duties for the Bank.
2. Compensation
     The Executive shall be compensated for the performance of his duties as provided for in the above referred to Employment Agreement.
3. Supplemental Retirement Benefit

     If the Executive’s employment with Bank should cease for any reason other than discharge for cause (as hereinafter defined), the Executive or his beneficiary, as the case may be, shall be entitled to receive the Supplemental Retirement Benefit or a form thereof.
(a) Retirement
If the Executive remains in the continuous employ of the Bank and retires from active employment with the Bank on or after January 1, 2000, the Executive and/or his beneficiary will be entitled to receive a Supplemental Retirement Benefit in the amount of Fifty Three Thousand Four Hundred Seventy Four Dollars ($53,474.00), per annum for a period of ten (10) years. Provided Executive has retired by said date, the first annual payment shall be due and payable to Executive on March 1, 2000, and thereafter payable on the first day of March of each year until March 1, 2009, which shall be the date of payment of the last installment. In the event Executive has not retired by March 1, 2000, then in that event, the first annual payment shall be due and payable on the first day of the second month following his retirement, and thereafter payable on the first day of the same month each year until Executive shall have received ten (10) annual payments.
(b) Death Benefit
In the event the Executive should die at any time after the date of this Agreement, he shall be entitled to the full benefit as provided for in subparagraph (a) hereof, and any amounts due or remaining to be paid shall be paid to such beneficiary or beneficiaries as the Executive may have designated by filing with the Bank a notice in writing in a form acceptable to the Bank. In the absence of any such designation, such unpaid amounts shall be paid to the Executive’s surviving spouse, or, if the Executive should die without a spouse surviving, to the Executive’s estate, and shall be payable in the same manner as provided for in subparagraph (a) hereof.
(c) Discharge Without Cause
If the Executive is discharged without cause, the Executive shall be entitled to receive the Supplemental Retirement Benefit provided for in subparagraph (a) hereof. Supplemental Retirement Benefit payments shall commence to be paid to Executive on March 1, 2000, and thereafter at the same time and in the same amounts as provided for in subparagraph (a)above.
(d) Resignation Due to Change in Control
In the event the Executive resigns due to a change in control of the Bank, the Supplemental Retirement Benefit shall be the total amount payable for the 10-year period as provided for in paragraph (a) above reduced by a 6% “present value” discount and payable to Executive within sixty (60) days of his resignation.
     For purposes of this Agreement, the term “discharge without cause” shall mean a termination of the Executive’s employment by reason of his commission of any material act of dishonesty during his employment, or breach of the terms of his Employment Agreement, which, in the good faith opinion of the Board of Directors of the Bank, adversely affects the interests of the Bank or his conviction by a court of last resort of a felony involving moral turpitude committed during his employment.
     The Agreement does not contain a provision with respect to “permanent disability” as Bank has in place a plan of compensation and benefits for employees who become permanently disabled during employment with Bank, and to which Executive is entitled.
     It is intended that the events which shall give rise to an entitlement on the part of the Executive or his beneficiary to receive the Supplemental Retirement Benefit or a form thereof shall include:
(i)	The retirement of the Executive on or after January 1, 2000.

(ii)	The death of the Executive.

(iii)	Discharge of the Executive without cause.

(iv)	Resignation due to change in control of the Bank.
     For purposes of this Agreement, “change in control of the Bank” shall mean the occurrence of any one of the following events:
(i.) Individuals who, on August 1, 1995, constitute the Employer’s Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Employer’s Board of Directors, provided that any person becoming a director subsequent to August 1, 1995, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for director, without written objection by such Incumbent Directors to such nomination) shall be deemed to be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Employer initially as a result of an actual or threatened election contest with respect to directors of any other actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any persons other than the Board shall be deemed to be an Incumbent Director;
(ii.) Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 15% or more of the combined voting power of the Employer’s then outstanding securities eligible to vote for the election of the Board (the “Employer Voting Securities”); provided, however, that the event described in this paragraph 2 shall not be deemed to be a Change in Control of the Employer by virtue of any of the following acquisitions: (a) by the Employer or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Employer or any Subsidiary, or by an employee stock benefit trust created by the Employer or any Subsidiary, by any underwriter temporarily holding securities pursuant to an offering of such securities; or (d) a transaction (other than one described in 3 below) in which Employer Voting Securities are acquired from the Employer, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (d) does not constitute a Change in Control under this paragraph 2;
(iii.) The consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Employer, or any of its Subsidiaries that requires the approval of the Employer’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (a) more than 50% of the total voting power of the corporation resulting from the consummation of such Business Combination (the “Surviving Corporation”), or if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Employer Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, represented by shares into which such Employer Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Employer Voting Securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 15% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval for the execution of the initial agreement providing for such Business Combination (any Business Combination must satisfy the criteria specified in (a), (b) and above so as to not constitute a “Change in Control of the Corporation”); or
(iv.) The occurrence of a complete liquidation or dissolution of the Employer or any of its Subsidiaries, or a sale of all or substantially all of the assets of the Employer, or any of its Subsidiaries.
       Notwithstanding the foregoing, a Change in Control of the Employer shall not be deemed to occur solely because any persons acquire beneficial ownership of more than 15% of the Employer Voting Securities as a result of the acquisition of Employer Voting Securities by the Employer, which reduces the number of Employer Voting Securities outstanding; provided, that if after such acquisition by the Employer, such person becomes the beneficial owner of additional Employer Voting Securities that increases the percentage of outstanding Employer Voting Securities beneficially owned by such person, a Change in Control of the Employer shall then occur.
4. Non-alienation of Benefits

     The right of the Executive, or any other person, to the payment of benefits under this Agreement shall not be assigned, transferred, pledged or encumbered, any attempt to do so shall be void.
5. Executive’s Rights Under This Agreement to be Those of an Unsecured Creditor of the Bank.
     The rights of the Executive under this Agreement, and of any beneficiary of the Executive, shall be solely those of an unsecured creditor of the Bank. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Bank and the Executive or his beneficiaries. Any funds, insurance contracts or other assets of the Bank, whether designated by the Bank to provide the benefits contemplated herein or not, shall at all times continue to be a part of the general funds of the Bank and no person other than the Bank shall, by virtue of this Agreement, have any interest in such funds or assets.
6. General Provisions
     This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provisions hereof restrict the right of the Bank to terminate the Executive’s services or restrict the right of the Executive to terminate his services.
     The Board of Directors shall have the full power and authority to interpret, construe and administer this Agreement, and all actions taken by the Board of Directors in good faith shall be binding and conclusive on all persons concerned. No member of the Board of Directors shall be liable to any person or any action taken or omitted in connection with the interpretation or administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.
     This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.
     This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.
     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand as of the date first above written.

IN THE PRESENCE OF:	BANK
LORAIN NATIONAL BANK:
/s/Daniel Batista	/s/Stanley G. Pijor
BY:

Chairman
/s/Suzanne M. Ludwig

EXECUTIVE
/s/Daniel Batista	/s/James F. Kidd

James F. Kidd
/s/Suzanne M. Ludwig

SUPPLEMENTAL RETIREMENT AGREEMENT
DESIGNATION OF BENEFICIARY
EXECUTIVE: JAMES F. KIDD
     I designate the following as Beneficiary or Beneficiaries to receive, in accordance with the method indicated, any payments to which my Beneficiary or Beneficiaries may be entitled under my Supplemental Retirement Agreement, in the event of my death, either prior to or after my retirement. This designation is subject to my right at any time to change such Beneficiary or Beneficiaries as provided in the Plan.
     For the purposes of this form, a “primary” beneficiary is the first person to receive these benefits if I die, and a “secondary” beneficiary is a person who will take only if the primary beneficiary is not surviving at the time of my death.
☑ Method No. 1 — Designation of one primary beneficiary. In the event of the death of the primary beneficiary, then 100% to the first person then living in the following list of secondary beneficiaries. If this method is used, name the beneficiaries in the order of your preference and leave the “Share of Payment” blank.
☐ Method No. 2 — Designation of two or more primary beneficiaries, (i.e., to the persons designated in the proportions indicated). In the event of the death of any one or more of these beneficiaries, their share(s) shall be apportioned to the remaining living beneficiaries in proportion to the shares provided for each of them. If this method is used, name each beneficiary and show the “Share of Payment” for each beneficiary.
☐ Method No. 3 — Designation of a primary beneficiary and two or more secondary beneficiaries, (i.e., to the person first named if surviving; if not, to the remaining persons designated in the proportions indicated). In the event of the death of any one or more of these beneficiaries, their shares shall be apportioned to the remaining living beneficiaries in proportion to the shares provided for each of them. If this method is used, name each of the beneficiaries and show for the primary beneficiary (for example, your wife) 100% and also the “Share of Payment” for each secondary beneficiary.

DESIGNATION OF BENEFICIARIES
(Continued)
NOTE: (If your Beneficiary is a trust, please state the name and address of the trustee).

Share of
Payment %
	JoLyn Kidd	###-##-####

Primary	Name	SSN
1027 E. Erie Ave., Lorain, Oh

Address

Primary	Name	SSN

Address

James Kidd Trust UTD 7694

Secondary	Name	SSN
L.N.B. Trust Dept., 457 Broadway, Lorain OH

Address

Primary	Name	SSN

Address

Secondary	Name	SSN

Address
DESIGNATION OF BENEFICIARIES
(Continued)
     I have designated my Beneficiary or Beneficiaries and the method of payment to such on the upper half of this form. This Beneficiary Designation shall be applicable to the sums, if any, payable to my Beneficiaries under my Supplemental Retirement Agreement.

/s/James F. Kidd	###-##-####

James F. Kidd	Social Security Number
6-15-99

Date

Spouse’s signature (if community property state and Primary Beneficiary other than Spouse is to receive more than a 50% share).